SERVICES AGREEMENT

                  THIS SERVICES AGREEMENT (this "Agreement") is made as of this 28th day of June, 1996 by and between WINSTAR WIRELESS, INC., a Delaware corporation ("WinStar"), and MILLIWAVE, LP, a limited partnership ("Milliwave").

                                    RECITALS

                  WHEREAS, Milliwave is a holder of licenses issued by the Federal Communications Commission (the "FCC") to provide wireless telecommunications services utilizing specific portions of the 38.6 to 40 GHz frequency band ("38 GHz") (the "Business");

                  WHEREAS, Milliwave and WinStar have entered into that certain Agreement and Plan of Merger of even date herewith pursuant to which WinStar will merge with Milliwave subject to, inter alia, the prior consent of the FCC (the "Merger Agreement"); and

                  WHEREAS, WinStar, directly or through its subsidiaries, is being engaged to perform certain consulting and related services for Milliwave in connection with the Business beginning on the Effective Date (as hereinafter defined) and ending upon the termination of this Agreement.

                  NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties agree as follows:

1. Appointment. Subject to Milliwave's retention of licensee control, Milliwave hereby retains WinStar on the conditions and the terms set forth herein to provide the Services (as defined below) during the Term (as defined below).

2. Term. This Agreement shall commence as of June 28, 1996 (the "Effective Date") and shall continue in full force and effect until terminated pursuant to
Section 10 below (the "Term").

3. Services. WinStar agrees to provide the following services (the "Services") to Milliwave:

(a) Site Access. WinStar shall make available to Milliwave sites for the installation of Milliwave's radio links as set forth below.

(b) Installation of Radio Links. Attached as Exhibit A is a true and correct list of Milliwave's licenses ("Licenses") and, for each of these Licenses, the construction date deadline ("Deadline") as provided pursuant to the rules and regulations promulgated by the Federal Communications Commission (the "FCC Rules"). Immediately upon the signing of this Agreement but in no event later than the close of business on July 1, 1996, Milliwave shall have provided to WinStar a complete and accurate listing of the coordinates of each and every Milliwave License. WinStar shall use reasonable efforts to accomplish the proper construction of one radio link in each of Milliwave's licensed areas on or before the close of the eighteenth month after the date of issuance of such License, but in no event later than May 30, 1997, regardless of the date of issuance. Notwithstanding the foregoing, WinStar shall have no duty to construct a licensed facility if WinStar has provided notice, at least 30 days in advance of the Deadline, with respect to such facility that WinStar will not be able to accomplish the construction of a License prior to the Deadline (this notice is referred to as the "Failure to Construct Notice"). WinStar shall provide Milliwave with periodic progress reports on site acquisition activities and proposed construction timetables. Milliwave represents to WinStar that Milliwave has ordered seventy (70) radios from P-Com, Inc. ("P-Com") and Milliwave that has taken delivery of a sufficient number of P-Com radios to complete the construction of one (1) link in each of Milliwave's Licensed Areas for which the Deadline falls on or prior to September 1, 1996. Milliwave will acquire and provide to WinStar upon request a sufficient number of P-Com radios to complete the construction of one (1) link in each of the Licensed Areas. WinStar shall provide Milliwave reasonable notice of the location to which equipment needed to complete construction of a link shall be shipped. Milliwave agrees to deliver radios and other equipment (collectively, "Installation Equipment" to the site locations requested by WinStar. The foregoing requirement to construct is subject to the receipt by WinStar of the Installation Equipment (at the appropriate site or WinStar's warehouse, at WinStar's option) within fifteen (15) business days of the Deadline, which Installation Equipment is in good working order.

(c) Management of the Network. WinStar will also, subject to the direction and control of Milliwave, manage Milliwave's network which shall include, but not be limited to, the following responsibilities: maintaining the systems and equipment of the Business; supervising operations; performing obligations under customer contracts, leases, and other operating agreements; bookkeeping and accounting; collecting rent, subscriber fees, income, and other revenues from customers; making all necessary disbursements, deductions and payments with respect to the repair, maintenance and operation of the Business; and, consistent with the existing practices of Milliwave, supervising employees and legal advisors in performing such acts required in each jurisdiction where the Business operates which are necessary to comply with applicable statutes, ordinances, laws, rules and regulations (including, without limitation, the Communications Act of 1934, as amended, and any the FCC Rules (collectively, the "Applicable Laws")), and preparing for filing by Milliwave of all appropriate license renewal applications and other reports and filings necessary to keep in force and effect any Federal Communications Commission ("FCC") or public utilities commission license or authorization required to be held by Milliwave in connection with the Business. WinStar shall report monthly to the chief executive officer of Milliwave (or other designee of the Board of Directors of Milliwave) with respect to the operation of the Business and the Services provided by WinStar and prepare monthly written reports to the Board of Directors of Milliwave with respect to the Services provided by WinStar and the financial performance of the Business. If requested by the Board of Directors of Milliwave upon reasonable advance notice, WinStar will have in attendance at any meeting of the Board of Directors of Milliwave (in person if such meeting is held in New York or Washington, D.C., or by telephone if elsewhere) a representative of WinStar to report on the Services performed by WinStar and the performance of the Business.

                  4.       WinStar's Fees.

                           Milliwave shall pay WinStar:

(a)  Site  Access.  A fee of $    per link per  month  for site  access  in each
market. This fee shall be due and payable upon the completion of construction of the initial Milliwave link in each licensed area.

(b)  Installation  of Radio  Links.  A fee of $     for each radio link that is
constructed on a Milliwave licensed area; provided, however, that only one $ fee will be paid in a particular licensed area. This fee shall be due and payable upon of completion of construction of the initial Milliwave link in each licensed area.

(c) Management Fee. A fee of $ per month for performing the function listed in Section 3(c) of this Agreement. This fee shall be due and payable upon completion of construction of the initial Milliwave link in each licensed area.

Amounts due hereunder shall be paid within 15 days after the close of the month in which the obligation was incurred.

Milliwave will also reimburse WinStar for its reasonable and prudent out-of-pocket expenses incurred in connection with rendering the Services, which
expense shall not exceed $     (the "Expense  Limitation")  per market  without
the prior approval of Milliwave, which approval shall not be unreasonably withheld. Notwithstanding anything in this Agreement that may be construed to the contrary, the parties acknowledge that there will be substantial costs incurred in connection with the Licenses that have a Deadline on or prior to September 15, 1996, and, therefore, the parties acknowledge that the Expense Limitation will probably have to be exceeded.

5. Standard of Services. WinStar shall perform the Services in a professional manner and in accordance with all applicable professional or industry standards and all Applicable Laws.

                  6.       Indemnification.

(a) WinStar shall indemnify and hold Milliwave harmless from and against all damages, expenses, costs, or losses suffered or incurred by Milliwave resulting from or arising out of WinStar's grossly negligent or reckless performance or nonperformance of its obligations hereunder.

(b) Milliwave shall indemnify and hold WinStar harmless from and against all damages, expenses, costs, or losses suffered or incurred by WinStar resulting from or arising out of Milliwave's grossly negligent or reckless performance or nonperformance of its obligations hereunder.

                  7. Proprietary Information. Each party acknowledges that, in the course of the performance of this Agreement, it may have access to privileged and proprietary information claimed to be unique, secret, and confidential, and which constitutes the exclusive property or trade secrets of the other, and the parties acknowledge that they are in a confidential relationship with each other. This information may be presented in documents marked with a restrictive notice or otherwise tangibly designated as proprietary or during oral discussions, at which time representatives of the disclosing party will specify that the information is proprietary. Each party agrees to maintain the confidentiality of the proprietary information and to use the same degree of care as it uses with regard to its own proprietary information to prevent the disclosure, publication or unauthorized use of the proprietary information. Neither party may duplicate or copy proprietary information of the other party other than to the extent necessary for legitimate business uses in connection with this Agreement. A party shall be excused from these nondisclosure provisions if the proprietary information has been, or is subsequently, generally available to the public without breach of this Agreement, the proprietary information is made public by the other party, the other party gives its express, prior written consent to the disclosure of the proprietary information, the proprietary information is independently developed by such party, or if the disclosure is required by law, or court process. Notwithstanding anything to the contrary in this Agreement, this provision shall survive the termination or expiration of this Agreement for a period of three
(3) years after the date of this Agreement.

                  8.       Control bv Milliwave.

(a) Notwithstanding anything in this Agreement that may be construed to the contrary, Milliwave shall retain ultimate control over the personnel, operations and policies of the Business, including, without limitation, all legal and regulatory matters, until the Closing (as defined in the Merger Agreement). Milliwave and its officers, employees and agents shall retain full access at all times to all aspects of the operations and books and records of the Business. Milliwave may, in its discretion, accept or reject, in whole or in part, any recommendation made by WinStar under this Agreement.

(b) It is expressly understood that nothing in this Agreement is intended to give to WinStar or any affiliate of WinStar any right which would be deemed to constitute a transfer of control (as "control" is defined in the Communications Act of 1934, as amended, and/or the FCC Rules or case law) of one or more of Milliwave's licenses from Milliwave to WinStar or any affiliate of WinStar. Specially, and without limitation, the overall responsibility for the operation of the System shall at all times reside with Milliwave and, accordingly, shall be subject to and shall follow the instructions of, Milliwave in the provision of services under this Agreement. To this end, Milliwave shall be in charge of:

         (i)      Use of all facilities and equipment.

         (ii)     Control of daily operation.

         (iii)             Creation and implementation of policy decisions.

         (iv)  Employment, supervision and dismissal of employees of Milliwave.

         (v) Payment of financing obligations and expenses incurred in the initial coordination of the system.

         (vi) Receipt and distribution of all monies and profits derived from the operation of the system.

         (vii) Execution and approval of all contracts entered into by Milliwave, and any regulatory filing made to the FCC, any state or local public service commission or any similar institution.

(c) Nothing in this Agreement is intended to diminish or restrict Milliwave's obligations as an FCC licensee and the parties hereto desire that this Agreement and the transactions contemplated hereby be in full compliance with the FCC Rules. If the FCC determines that any provision of this Agreement violates any applicable rules, policies, or regulations, the parties shall use their best efforts to immediately bring this Agreement into compliance, consistent with the intent of this Agreement.

(d) Notwithstanding anything in this Agreement that may be construed to the contrary, Milliwave shall have the absolute right to act independently to establish a link in any Milliwave market, and to file an FCC Form 494-A with the FCC evidencing satisfaction of the initial construction requirement with respect to such market in support of the parties' efforts to secure FCC approval of the transaction contemplated by the Merger Agreement.

                  9.       Termination.  This Agreement shall terminate:

                           (a)      Upon the Closing under the Merger Agreement.

(b) Upon written notice by Milliwave to WinStar after the giving of a Failure to Construct Notice more than three times during the Term of this Agreement, provided, however, that Milliwave shall not have the right to terminate if the inability of WinStar to meet the Deadline was directly attributable to a failure of Milliwave to satisfy an obligation under this Agreement.

(c) Automatically upon the termination of the Merger Agreement.

(d) Upon the insolvency of WinStar, appointment of a receiver of the property of WinStar, or assignment for the benefit of the creditors of WinStar; or

(e) Upon the filing of a voluntary petition by or against WinStar under the bankruptcy laws of the United States or 60 days after the filing of an involuntary petition if such involuntary petition is not discharged by such date.

                  10. No Joint Venture; Non-Exclusive Engagement. Nothing herein contained shall be deemed to have created, or be construed as having created any joint venture, joint employer, or partnership relationship between WinStar and Milliwave. At all times during the performance of its duties and obligations arising hereunder, WinStar shall be deemed to be acting as an independent contractor and shall have no right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of Milliwave, except as authorized by Milliwave. No provisions of this Agreement shall be construed to preclude WinStar, or any agent, assistant, affiliate or employee of WinStar from engaging in any activity whatsoever, including, without limitation, receiving compensation for services, or acting as an advisor to any person or advisor to or participant or owner in any corporation, partnership, trust or other business entity or from receiving compensation or profit therefor. WinStar shall not be obligated to present any particular business opportunity to Milliwave, even if such opportunity is of such a character which, if presented to Milliwave, could be taken by Milliwave, and WinStar and any affiliate thereof shall have the right to take for its own account (individually) or to recommend to others any such particular business opportunity.

                  11. Individual Designees. WinStar shall only be required to make available such employees, agents, or designees to perform services hereunder as it shall deem to be reasonably necessary to provide such services and Milliwave shall not be entitled to the services of any particular executive or employee of WinStar in connection with this Agreement.

12. Notices. Unless otherwise required hereunder, all notices, requests, comments and other communications hereunder shall be in writing and shall be sent via facsimile, in each case addressed:

                           If to WinStar:

                           WinStar Wireless, Inc.
                           Attention: Ralph Peluso
                           7799 Leesburg Pike
                           Falls Church, Virginia 22043
                           Telecopier No.:  703/917-6557

                           With a copy to:

                           WinStar Wireless, Inc.
                           Attention: Timothy R. Graham
                           230 Park Avenue, Suite 3126
                           New York, New York 10169
                           Telecopier No.:  212/867-1565

                           If to Milliwave:

                           Milliwave, LP
                           Attention: Alex Felker
                           1776 Eye Street, N.W. #850
                           Washington, D.C. 20006
                           Telecopier No.:  202/331-1731

                           with a copy to:

                           Carl W. Northrop, Esq.
                           Paul, Hastings, Janofsky & Walker
                           1299 Pennsylvania Ave., N.W. Tenth Floor
                           Washington, D.C. 20004-2400
                           Telecopier No.:  202/508-9700

provided, however, that if any party shall have designated a different address or telecopier number by notice to the others, then to the last address so designated. Notice shall be deemed given when transmitted via facsimile as indicated above.

13. Waiver. Any waiver by any party of any breach of or failure to comply with any provision of this Agreement by the other party shall be in writing and shall not be construed as, or constitute, a continuing waiver of such provision or a waiver of any other provision of this Agreement.

                  14. Complete Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, covenants, arrangements, communications, representations or warranties, whether oral or written, by any party or any officer, employee or representative of any party.

15. Governing Law; Jurisdiction. This Agreement shall be construed and interpreted in accordance with and governed by the law of the State of New York and of the United States of America. Except where FCC primary jurisdiction is specified by law, the parties agree that any action or proceeding arising out of this Agreement shall be brought in the courts of the State of New York in the County of New York or the United States District Court for the Southern District of New York and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties waive all objections to such exclusive jurisdiction and that such courts constitute an inconvenient forum. Process or summons in any such action or proceeding may be served by registered mail, return receipt requested, postage prepaid, addressed to a party at the address set forth in Paragraph 13. Such mailing shall be deemed personal service and shall be deemed made upon the party served upon the first attempt at delivery if such attempt is refused.

                  16. Force Majeure. If by reason of force majeure either party is unable in whole or in part to carry out its obligations hereunder, that party shall not be deemed in violation or default during the continuance of such inability. The term "force majeure," as used herein, shall mean the following: acts of God; acts of public enemies; orders of any kind of the government of the United States of America or of any individual state or any of their departments, agencies, political subdivisions, or officials or any civil or military authority; insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, volcanic activity, storms of extraordinary force, floods, washouts, drought, strikes, embargoes, civil disturbances, explosions, or any other cause or event not reasonably within the control of the adversely affected party.

17. Amendment. This Agreement may be amended or modified only by an instrument in writing duly executed by both parties.

18. Counterparts. More than one counterpart of this Agreement may be executed by the parties.

                  19. Dealings with Third Parties; Use of Indicia. Neither party is, nor shall either party hold itself out to be, vested with any power or right to contractually bind on behalf of the other as its contracting broker, agent or otherwise for committing, selling, conveying or transferring any of the other party's assets or property, contracting for or in the name of the other party, or making any contractually binding representations as to the other party which shall be deemed representations contractually binding upon such party. Neither party shall have the right to use the other's name, trade names, trademarks, service marks, logos, codes or other symbols without the other's written consent, except as required by law; provided, however, that WinStar shall be permitted to refer to Milliwave in its customer and supplier agreements, as well as any regulatory filings, to identify Milliwave's status as the holder of the applicable 38 GHz Band licenses and regulatory authority. In furtherance (and not in limitation) of the foregoing, Milliwave acknowledges that "WinStar" and "Wireless Fiber" are service marks of WinStar and/or its affiliates, to which all rights are reserved.

20. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted assigns.

                  21. Severability. If any provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by a court or regulatory agency of competent jurisdiction, the other provisions of this agreement shall not be affected and shall remain in full force and effect and the parties shall negotiate in good faith revisions to this Agreement so as to effect the original intent of the parties pursuant to the provisions so affected.

                  22. Assignment. This Agreement may not be assigned by Milliwave or WinStar, unless the assigning party obtains the prior written consent of the other party and any attempted assignment in contravention of this provision shall be void and ineffective. Milliwave agrees that sales by WinStar to its customers or other service arrangements are not assignments within the contemplation of this Paragraph. Notwithstanding the foregoing, WinStar may assign this Agreement without Milliwave's prior written consent (i) in conjunction with the merger or reorganization of WinStar or any controlling corporation, or the sale by WinStar or any controlling corporation thereof of all or substantially all of its assets; or (ii) to any entity that is owned or controlled in whole or in part by WinStar or its affiliates; or (iii) to any financing source of WinStar in connection with any financing provided to WinStar and/or any affiliate thereof provided, however, in the cases of (i) and (ii) above, the assignee agrees in writing to be bound by the provisions of this Lease Agreement.

23. Headings. The Paragraph and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers on the day and year first above written.

MILLIWAVE, LP                                  WINSTAR WIRELESS, INC.



By: Dennis Patrick                          By: Timothy Graham


Print Name                                      Print Name
Title President                                 Title Vice President